UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

☒    Filed by the Registrant                ☐    Filed by a Party other than the Registrant

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☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EQUIFAX INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Equifax Inc.

1550 Peachtree Street, N.W.

Atlanta, Georgia 30309

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 7, 2020

The following Notice of Change of Time and Location (“Notice”) relates to the proxy statement (the “Proxy Statement”) of Equifax Inc. (the “Company”), dated March 27, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 7, 2020. This Notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 27, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Equifax Inc.

1550 Peachtree Street, N.W.

Atlanta, Georgia 30309

NOTICE OF CHANGE OF TIME AND LOCATION

OF THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2020

To the Shareholders of Equifax Inc.:

Due to public health concerns regarding the novel coronavirus (COVID-19) pandemic and to support the health and well-being of our shareholders and other meeting participants, NOTICE IS HEREBY GIVEN that the time and location of the Annual Meeting of Shareholders (the “Annual Meeting”) of Equifax Inc. (the “Company”) has been changed. The Annual Meeting will be held on Thursday, May 7, 2020 at 1:00 p.m., Eastern Time, in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to vote at the Annual Meeting if you were a shareholder of record as of the close of business on March 6, 2020, the record date, or hold a legal proxy, broker’s proxy card or voting information form provided by your bank, broker or other nominee. To attend the virtual Annual Meeting at www.virtualshareholdermeeting.com/EFX2020, you must enter the 16-digit control number found on your proxy card, voting instruction form or the notice you previously received. Online access to the virtual Annual Meeting will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device. We encourage you to access the website in advance of the designated start time.

Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote and submit your proxy in advance by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change to a virtual meeting or change in time but may continue to be used to vote your shares in connection with the Annual Meeting. We encourage you to submit your proxy as early as possible to avoid any processing delays. While it is not necessary if you have submitted your proxy in advance, if you wish to change your prior vote, you may vote during the Annual Meeting by following the instructions available on the meeting website during the virtual meeting.

Further instructions on how to attend, participate in and vote at the virtual Annual Meeting, are available at https://investor.equifax.com/news-and-events/events-and-presentations and will also be available on the virtual meeting website.

An electronic list of the shareholders of record as of the record date will be available for examination by shareholders at www.virtualshareholdermeeting.com/EFX2020 during the meeting, along with the proxy materials for the meeting. Shareholders will need to enter their 16-digit control number to access the shareholder list.

By Order of the Board of Directors,

Lisa M. Stockard

Assistant Secretary

April 27, 2020

The Annual Meeting on May 7, 2020 at 1:00 p.m., Eastern Time, is available at www.virtualshareholdermeeting.com/EFX2020. The Proxy Statement and the Company’s Form 10-K for the 2019 fiscal year are available at www.proxyvote.com. These materials are also available on the Company’s website at https://investor.equifax.com/financial-information/annual-reports-and-proxy-statements.